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                                                                     EXHIBIT 1.1


                              SABRATEK CORPORATION

                 $85,000,000 6% Convertible Notes Due 2005(1)

                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                   April 8, 1998


Smith Barney Inc.
388 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

         Sabratek Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the parties named in Schedule I hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative"), $85,000,000 principal amount of its 6% Convertible Notes Due 2005 (the "Firm Securities"). The Securities are convertible into shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), at the conversion price set forth herein. The Company also proposes to grant to the Initial Purchasers an option to purchase up to $12,750,000 additional principal amount of such Notes to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities are to be issued under an indenture (the "Indenture") to be dated as of April 14, 1998, between the Company and LaSalle National Bank, as trustee (the "Trustee"). If you are the only Initial Purchasers, all references herein to the Representative shall be deemed to be to the Initial Purchasers.

         The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Securities Act of 1933, as amended (the "Act"). You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by them hereunder in accordance with Section 4 hereof, as soon as you deem advisable.

         In connection with the sale of the Securities, the Company has prepared an offering memorandum, dated April 8,1998 (the "Offering Memorandum"). The Offering Memorandum sets forth certain information concerning the Company, the Securities and the

------------------

(1) Plus an option to purchase up to $12,750,000 additional principal amount of such Notes to cover over-allotments.

Common Stock issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers. Any references herein to the Offering Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time that is incorporated by reference therein.

         The holders of the Securities or the Common Stock issuable upon conversion thereof will be entitled to the benefits of the Registration Agreement to be dated April 14, 1998, between the Company and the Initial Purchasers (the "Registration Agreement"), substantially in the form of Exhibit C hereto.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this
Section 1.

         (a) The Offering Memorandum as of its date did not, and (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion in the Offering Memorandum (and any amendment or supplement thereof or thereto). All documents incorporated by reference in the Offering Memorandum that were filed under the Exchange Act on or before the Execution Time complied, and all such documents that are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder in effect as of the date of filing.

         (b) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

         (c) Neither the Company, nor to the knowledge of the Company any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")), nor any person acting on its or the knowledge of the Company on the behalf of any of its

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    Affiliates (other than the Initial Purchasers, as to whom the Company makes no representation) has directly or indirectly (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

         (d) Assuming compliance by each of the Initial Purchasers with their agreements and the accuracy of their representations contained herein, it is not necessary in connection with the offer, sale and delivery of the Securities or the Common Stock issuable upon conversion thereof in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities or such Common Stock under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         (e) None of the Company or any person acting on behalf of the Company, or to the knowledge of the Company its Affiliates or any person acting on behalf of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities or the Common Stock issuable upon conversion thereof, and each of the Company, its Affiliates and any person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

         (f) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and has timely filed all reports required to be filed thereunder within the last 12 months.

         (g) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act.

         (h) The Company has agreed to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that as of the Closing Date the Securities will have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

         (i) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without


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    taking account of any exemption arising out of the number of holders of the
    Company's securities, and, if the Company conducts its business as set forth in the Offering Memorandum and complies with the covenants binding upon it under the Indenture, will not become an "investment company" and will not be required to be registered under the Investment Company Act.

         (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

         (k) The information provided by the Company pursuant to Section 5(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (l) Except with respect to the credit agreement dated March 26, 1997 by and between the Company and LaSalle National Bank NI (with respect to which the Company shall receive a waiver prior to closing), neither the issue and sale of the Securities (assuming compliance by the Company and the Initial Purchasers with their covenants set forth in this Agreement), the execution and delivery of the Indenture and the Registration Agreement, the consummation of any other of the transactions contemplated in this Agreement or the Registration Agreement nor the fulfillment of the terms of this Agreement or the Registration Agreement will conflict with, result in a breach or violation of, or constitute a default under any law or the Certificate of Incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Company or any of the Company's subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of the Company's subsidiaries, which breach, violation or default is reasonably likely to have a material adverse effect on the financial condition, earnings, business or properties of the Company and its subsidiaries on a consolidated basis (a "Material Adverse Effect").

         (m) The Indenture has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and assuming that the Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Trustee); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and

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    paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; and the Notes will comply in all material respects with the description thereof set forth under the heading "Description of Notes" in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

         (n) The shares of Common Stock issuable upon conversion the Securities have been duly authorized for issuance, and when issued upon conversion of the Securities in accordance with the terms of such Securities will be validly issued, fully paid and nonassessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum.

         (o) This Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company.

         (p) Each "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Act and the Exchange Act) of the Company is listed in Schedule II hereto.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.75% of the principal amount thereof, plus accrued interest, if any, from April 14, 1998 to the Closing Date, the principal amount of the Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto. Each Security will be convertible at the option of the holder into shares of Common Stock at a conversion price of $40.46 ("Conversion Price"), which Conversion Price is subject to adjustment in certain events, as provided in the Indenture.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option (the "Option") to the Initial Purchasers to purchase, severally and not jointly, the Option Securities at a purchase price of 96.75% of the principal amount thereof, plus accrued interest, if any, from April 14, 1998, to the settlement date for the Option Securities. The Option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchasers. The Option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Offering Memorandum upon written or telegraphic notice by the Representative to the Company setting forth the principal amount of Option Securities as to which the Initial Purchasers are exercising the Option and the settlement date therefor. Delivery of certificates for the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial


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Purchaser shall be the same percentage of the total principal amount of Option
Securities to be purchased by the Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as the Representative shall deem advisable.

         3. Delivery and Payment. Delivery of and payment for the Firm Securities and Option Securities (if the Option provided for in Section 2(b) hereof shall have been exercised on or before the first business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on April 14, 1998, or such later date (not later than April 21, 1998) as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the Initial Purchasers against payment by the Initial Purchasers through the Representative of the purchase price thereof to the Company by wire transfer of same day funds to such account as the Company shall designate at least two business days in advance of the Closing Date. Delivery of the Securities shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Ross & Hardies ("Counsel for the Company), 150 North Michigan Avenue, Suite 2500, Chicago, Illinois 60601. Certificates for the Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day in advance of the Closing Date.

         The Company agrees, if so requested by the Representative, to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

         If the Option is exercised after the first business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three business days after exercise of the Option), certificates for the Option Securities in such names and denominations as the Representative shall have requested against payment of the purchase price thereof by wire transfer of same day funds to such account as the Company shall designate at least two business days in advance of the date on which such payment is required to be made. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. Offering of Securities; Restrictions on Transfer. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:


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         (a)  It has not offered or sold, and will not offer or sell, any
    Securities except (i) to persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

         (b) It is an institution which is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         (c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

         5.   Agreements. The Company agrees with each Initial Purchaser that:

         (a) The Company will furnish to each Initial Purchaser and Mayer, Brown & Platt ("Counsel for the Initial Purchasers"), without charge, during the period mentioned in paragraph (b) below, as many copies of the Offering Memorandum and any supplements and amendments thereof or thereto as they may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

         (b) Prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not amend or supplement the Offering Memorandum without your prior consent, which consent shall not be unreasonably withheld.

         (c) If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined and notified to the Company by the Representative), any event occurs as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Offering Memorandum (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with applicable law, the Company promptly will notify the Representative of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Representative pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance and, in the case of such an amendment or supplement which is to be filed under the Exchange Act and which is incorporated by





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    reference in the Offering Memorandum, will file such amendment or supplement with the Commission.

         (d) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Initial Purchasers may designate, will maintain such qualifications in effect so long as required for the sale of the Securities, provided that the Company by reason of any such qualification for sale shall not be required to (i) qualify as a foreign corporation or (ii) file a general consent to service of process in any such jurisdiction where it is not presently qualified or (iii) become subject to taxation as a foreign corporation. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (e) Neither the Company nor any person acting on its behalf, nor to the knowledge of the Company any of its Affiliates nor any person acting on their behalf, will directly or indirectly (i) make any offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act or (ii) engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

         (f) Neither the Company nor any person acting on its behalf, nor any of its Affiliates nor any person acting on their behalf, will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and each of the Company, its Affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

         (g) The Company shall, during any period prior to the Registration Termination Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of Securities or Common Stock issuable upon conversion thereof in connection with any sale thereof and any prospective purchaser of Securities or Common Stock issuable upon conversion thereof from such holder the information specified in Rule 144A(d)(4) under the Act. The term "Registration Termination Date" means the earliest of (i) the second anniversary date of the Closing Date, (ii) the date on which the Securities and the Common Stock issuable upon conversion thereof may be sold by non-affiliates of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Securities and Exchange Commission (the "Commission") under the Act and (iii) such earlier date on which all the Securities or the Common Stock issuable upon conversion thereof have




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    been sold pursuant to the Shelf Registration Statement (as defined in the
    Registration Agreement) to be filed pursuant to the Registration Agreement.

         (h) The Company will not, and will use its best efforts to cause each of its Affiliates not to, resell any Securities or the Common Stock issuable upon conversion thereof which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except pursuant to a registration statement.

         (i) The Company shall include information substantially in the form set forth in Exhibit B in the Offering Memorandum.

         (j) The Company shall use its reasonable efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

         (k) The Company will not, for a period of 90 days following the date of this Agreement, without the prior written consent of Smith Barney Inc., which consent shall not be unreasonably withheld, offer, sell or contract to sell, or otherwise dispose of directly or indirectly, or announce the offering of, any other shares of Common Stock; provided, however, that (a) the Company may issue Common Stock, or grant options to purchase Common Stock, to employees and directors of the Company, (b) the Company may issue Common Stock or securities convertible into or exchangeable for Common Stock or issue or assume warrants or options to purchase Common Stock in connection with the acquisition of the assets, business, capital stock, or securities convertible into or exchangeable for the capital stock, of any person and (c) the Company may issue Common Stock, or issue options or warrants to purchase Common Stock, in connection with any investment or business arrangement entered into with any customer or vendor of the Company.

         (l) The Company shall use its best efforts to obtain the waiver from LaSalle National Bank NI referred to in Section 1(l) of this Agreement.

         (m) The Company will promptly advise the Representative when, prior to the completion of the distribution of the Securities by the Initial Purchasers, any document filed under the Exchange Act which is incorporated by reference in the Offering Memorandum shall have been filed with the Commission.

         6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date


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pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Company shall have furnished to the Representative the opinion of Counsel for the Company, dated the Closing Date, addressing the following matters:

                   (A) the Company has been duly incorporated and is validly
              existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described or incorporated by reference in the Offering Memorandum;

                   (B) the Company's authorized capital stock is as set forth or incorporated by reference in the Offering Memorandum; the capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained or incorporated by reference in the Offering Memorandum; the outstanding shares of Common Stock have been duly and validly authorized and issued and, assuming receipt by the Company of the consideration therefor, are fully paid and nonassessable; and the holders of outstanding shares of Common Stock of the Company are not entitled to preemptive rights;

                   (C) each of the Company's subsidiaries, has been duly
              incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full corporate power and authority to own its properties and conduct its business as described or incorporated by reference in the Offering Memorandum; and each of the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business requires such qualification or in which it owns or leases material properties, in each case except for those jurisdictions where the failure to so qualify or to be in good standing would not have a Material Adverse Effect;

                 (D) All the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and, assuming receipt by such subsidiaries of the consideration therefor, are fully paid and nonassessable, and, except as otherwise set forth or incorporated by reference in the Offering Memorandum, to the knowledge of such counsel, all outstanding shares of capital stock of each of the



                                      10
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              Company's subsidiaries are owned by the Company free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances;

                   (E) the Indenture has been duly authorized, executed and
              delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and assuming that the Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Trustee); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; and the statements set forth under the heading "Description of Notes" in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions;

                   (F) the shares of Common Stock issuable upon conversion the
              Securities have been duly authorized for issuance, and when issued upon conversion of the Securities in accordance with the terms of such Securities will be validly issued, fully paid and nonassessable;

                   (G) this Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company;

                   (H) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body involving the Company or any of its subsidiaries of a character required to be disclosed in the Offering Memorandum which is not adequately disclosed in the Offering Memorandum, and, to the knowledge of such counsel, there is no contract or other document of a character required to be described in the Offering Memorandum which is not described as required, and the statements set forth in the Offering Memorandum under the headings "Risk Factors--No Assurance of Regulatory Clearance; Strict Governmental Regulation," "Business--Strategic Partnerships," "Business Intellectual Property," "Business--Litigation" and "Business--Government Regulation", insofar


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              as such statements constitute a summary of legal matters,
              documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings;

                   (I) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws (as to which such counsel need express no opinion) of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers and such other approvals (specified in such opinion) as have been obtained;

                   (J) neither the issue and sale of the Securities (assuming compliance by the Company and the Initial Purchasers with their covenants set forth in this Agreement), the execution and delivery of the Indenture and the Registration Agreement, the consummation of any other of the transactions contemplated in this Agreement or the Registration Agreement nor the fulfillment of the terms of this Agreement or the Registration Agreement will conflict with, result in a breach or violation of, or constitute a default under any law or the Certificate of Incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of the Company's subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company or to any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of the Company's subsidiaries, which breach, violation or default is reasonably likely to have a Material Adverse Effect;

                   (K) assuming the accuracy of the representations and
              warranties of the Initial Purchasers and compliance thereby with their agreements contained herein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act; and

                   (L) the Company is not an "investment company" within the
              meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities, and, if the Company conducts its business as set forth in the

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              Offering Memorandum and complies with the covenants binding upon it under the Indenture, will not become an "investment company" and will not be required to be registered under the Investment Company Act.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel whom they believe to be reliable and who are reasonably satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Offering Memorandum in this paragraph (a)(i) include any supplements thereto at the Closing Date.

         In addition, such counsel shall state that in the course of the preparation of the Offering Memorandum such counsel has participated in discussions with Representative of the Company, the Company's accountants, the Representative, and the Representative's counsel during which the contents of drafts of the Offering Memorandum and portions of the documents incorporated by reference therein were discussed and reviewed, and, although such counsel has made no independent investigation or verification of the correctness or completeness of the information included or incorporated by reference in the Offering Memorandum and without assuming responsibility for the accuracy, completeness or fairness of such information, nothing has come to such counsel's attention that has caused such counsel to believe (except for financial statements, schedules and other financial, market and statistical information contained or incorporated by reference therein and information provided by the Initial Purchasers for inclusion therein, as to all of which such counsel need not express any belief) that the Offering Memorandum as of the date thereof or the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The Representative shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Agreement, the Offering Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (c) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum and this Agreement and that:

                       (i) the representations and warranties of the Company in
                  this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                       (ii) since the date of the most recent financial
                  statements included in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no change or development that would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto).

                  (d) At the Closing Date, KPMG Peat Marwick, LLP shall have furnished to the Representative a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent certified public accountants with respect to the Company within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                       (i) in their opinion the audited financial statements and
                  financial statement schedules included or incorporated by reference in the Offering Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder;

                       (ii) on the basis of a reading of the latest unaudited
                  financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information as indicated in their report included or incorporated by reference in the Offering Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, option, compensation and audit committees of the Company and the Company's subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to

                  December 31, 1997, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included or incorporated by reference in the Offering Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum; or

                           (2) with respect to the period subsequent to December 31, 1997, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or working capital of the Company and its subsidiaries as compared with the amounts shown on the December 31, 1997 consolidated balance sheet included or incorporated by reference in the Offering Memorandum, or for the period from January 1, 1998 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net income before income taxes or in total or per share amounts of net income or operating income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative.

                       (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Offering Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Offering Memorandum in this paragraph (d) include any amendment or supplement thereof or thereto at the date of the letter.

                  (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Offering Memorandum.

                  (f) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  (g) At the Closing Date, the Company shall execute and deliver to the Representative the Registration Agreement in the form of Exhibit C hereto.

                  (h) At the Closing Date, the Company shall have received from LaSalle National Bank NI, the waiver referred to in Section1(l) of this Agreement.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing and the Company shall thereupon have no further obligation hereunder except as expressly provided in
Section 7 and Section 8 hereof.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Counsel for the Company, 150 North Michigan Avenue, Suite 2500, Chicago, Illinois 60601 on the Closing Date.

                  7. Reimbursement of Initial Purchasers' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Securities, the Company will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses

(including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(g), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representative specifically for inclusion therein and provided further that the Company shall not be liable to any Initial Purchaser under the indemnity agreement in this subsection (a) with respect to the Offering Memorandum to the extent that any such loss, claim, damage or liability of such Initial Purchaser results from the fact that such Initial Purchaser sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum or the Offering Memorandum as then amended or supplemented if the Company has previously furnished copies thereof to such Initial Purchaser and the loss, claim, damage or liability of such Initial Purchaser results from an untrue statement or omission of a material fact contained in the Offering Memorandum that was corrected in the Offering Memorandum as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Offering Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the last paragraph on the inside front cover page and under the heading "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Offering Memorandum, and you, as the Representative, confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, the indemnifying party shall not be liable for the fees, costs or expenses of more than one separate counsel (plus one local counsel in any jurisdiction), selected by Smith Barney Inc., in any single action or proceeding for all of the indemnified parties unless the indemnifying party consents or unless a bona fide conflict of interest requires separate counsel for particular indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Offering Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in or quotation of the Company's Common Stock shall have been suspended by the Commission or the National Association of Securities Dealers Automated Quotation National Market or trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market System, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereof or thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed and confirmed to them in writing, care of Smith Barney Inc. at 388 Greenwich Street, New York, New York, 10013; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it in writing at 5601 West Howard Street, Niles, Illinois 60714, attention: Stephen
L. Holden.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(g) hereof, no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules thereof.

                  15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.


                                       Very truly yours,

                                       SABRATEK CORPORATION


                                       By /s/ Stephen L. Holden
                                         -------------------------------------
                                         Name:  Stephen L. Holden
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SMITH BARNEY INC.
   For itself and the other Initial
   Purchasers named in Schedule I to the
   foregoing Agreement
BY: SMITH BARNEY INC.

By /s/ Michael Giaquinto
  ------------------------------------------
  Name:  Michael Giaquinto
  Title: Director

                                   SCHEDULE I



                                                                                Principal Amount of
                                                                                Firm Securities
      INITIAL PURCHASERS                                                        to be Purchased
      ------------------                                                        ---------------
Smith Barney Inc..................................................              $85,000,000
                                                                                -----------

   Total..........................................................              $85,000,000
                                                                                ===========


                                   SCHEDULE II


                        List of Significant Subsidiaries
                            Pursuant to Section 1(p)


None.

                                                                       EXHIBIT A


                       SELLING RESTRICTIONS FOR OFFERS AND
                         SALES OUTSIDE THE UNITED STATES


         (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

              "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and December 10, 1997, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior consent of the Company.

         (c) Terms used in this section have the meanings given to them by Regulation S.

         (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and, prior to the expiry of six months from the closing of the offering of the Notes, will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

                                                                       EXHIBIT B


                               NOTICE TO INVESTORS

         Because of the following restrictions, purchasers are advised to consult legal counsel prior to making any offer, resale, pledge or other transfer of the Notes offered hereby or the shares of Common Stock issuable upon conversion thereof.

         Each purchaser of Notes offered hereby will be deemed to have represented and agreed as follows (terms used herein that are defined in Rule 144A ("Rule 144A"), Regulation D ("Regulation D") or Regulation S ("Regulation S") under the Securities Act, are used herein as defined therein);

              (1) The purchaser is (A)(i) a Qualified Institutional Buyer, (ii) aware that the sale to it is being made in reliance on Rule 144A, and
         (iii) acquiring such Notes for its own account or for the account of a Qualified Institutional Buyer, or (B) not a U.S. Person and is purchasing such Notes is an offshore transaction pursuant to Regulation S.

              (2) The purchaser understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of Securities Act, that the Notes and the Common Stock issuable upon the conversion thereof have not been and, except as described in this Offering Circular, will not be registered under the Securities Act and that (A) if the future it decides to offer, resell, pledge or otherwise transfer any Notes or Common Stock issued upon the conversion thereof, such Notes or Common Stock may be offered, resold, pledged or otherwise transferred only (i) inside the United States to a person whom the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction complying with the provisions of Rule 903 or Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any state of the United States, and (B) the purchaser will, and such subsequent holder is required to, notify any subsequent purchaser from it of such Notes or Common Stock of the resale restrictions referred to in (A) above.

              (3) The purchaser understands that the Notes will, until the second anniversary of their date of original issuance, unless otherwise agreed by the Company and the Holder thereof, bear a legend substantially to the following effect:

                   THIS NOTE (OR, IT PREDECESSOR) WAS ORIGINALLY ISSUED IN A
              TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE SECURITIES ACT. EACH PURCHASER OF THIS NOTE THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE AND THE COMMON STOCK ISSUABLE, UPON THE CONVERSION THEREOF MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
              SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                   THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY
              THAT (A) THIS NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         The Common Stock issuable upon the conversion of the Notes will bear a comparable legend.

         The Notes will be available initially only in book-entry form. The Notes, whether sold pursuant to Rule 144A, Regulation S or otherwise; will be issued in the form of a restricted Global Share Certificate (as defined herein) bearing the legend (set forth above). The Global Share Certificate will be deposited with, or on behalf of, DTC and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Share Certificate will be shown on, and transfer thereof will be effected through, records maintained by DTC and its Participants (as defined herein). See "Description of Notes--Book Entry; Delivery and Form; Global Certificate."

                                                                       EXHIBIT C



                         FORM OF REGISTRATION AGREEMENT